UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 21, 2014

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) for ON Semiconductor Corporation (the “Company”) was held on May 21, 2014. The proposals (all of which were from management) submitted to the stockholders of the Company at the Annual Meeting and the final results of the voting regarding each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 11, 2014.

(b) Proposal No. 1. The Company’s stockholders elected two Class III members of the Board of Directors to each serve for a three-year term:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Keith D. Jackson	360,304,619	2,686,624	1,985,002	29,455,113
Bernard L. Han	353,133,554	1,434,027	10,408,664	29,455,113

Proposal No. 2. The Company’s stockholders approved the advisory (non-binding) resolution to approve executive compensation, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
357,109,452	5,805,263	2,061,530	29,455,113

Proposal No. 3. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2014, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
385,222,151	7,256,400	1,952,807	—

Proposal No. 4. The Company’s stockholders approved an amendment to the Amended and Restated Certificate of Incorporation of the Company, to declassify the Board of Directors over a three year period, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
362,822,605	230,562	1,923,078	29,455,113

Proposal No. 5. The Company’s stockholders approved an amendment to the Amended and Restated Certificate of Incorporation of the Company, to remove the prohibition against action by written consent of the stockholders, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
346,631,721	16,411,099	1,933,425	29,455,113

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 22, 2014	By:	/s/ GEORGE H. CAVE
George H. Cave
Senior Vice President, General Counsel, Chief Compliance & Ethics Officer, and Secretary